UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2012

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 36th Avenue West Everett, Washington www.intermec.com	98203-1264
(Address of principal executive offices and internet site)	(Zip Code)

(425) 348-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2012, Intermec, Inc., a Delaware corporation (the “Company”), announced on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) entry into an Agreement and Plan of Merger by and among the Company, Honeywell International Inc., a Delaware corporation (“Honeywell”), and Hawkeye Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Honeywell (“Merger Sub”) (the “Merger Agreement”), pursuant to which Honeywell will acquire the Company in an all-cash transaction valued at approximately $600 million, net of debt and cash acquired (the “Merger”). A copy of the Merger Agreement was filed as Exhibit 2.1 to such Form 8-K (the “Merger 8-K”). The Merger is expected to close before the end of the second fiscal quarter of 2013.

Pursuant to the terms of the Merger Agreement, outstanding equity awards granted to employees, executive officers and other service providers under the Company’s equity plans will not be converted, assumed or substituted by Honeywell. Upon the terms and subject to the conditions set forth in the Merger Agreement, each Company stock option outstanding immediately prior to the Merger, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each share of common stock subject to such stock option, an amount in cash, without interest, equal to the excess, if any, of the right to receive $10.00 in cash (the “Merger Consideration”) over the per share exercise price of such stock option. In addition, upon the terms and subject to the conditions set forth in the Merger Agreement, other issued and outstanding equity-based awards outstanding immediately prior to the Merger will become fully vested and payable, as applicable, and all applicable forfeiture or other restrictions will lapse, immediately prior to the Merger, and, in full settlement thereof, each holder will be entitled to receive, for each share of Company common stock subject thereto or payable thereunder, as applicable, the Merger Consideration. As disclosed in the Merger 8-K, Intermec plans to file with the SEC and mail to stockholders a proxy statement in connection with the merger transaction, which will include, among other details, certain information about the treatment of outstanding equity awards in the Merger.

Item 8.01. Other Events.

See Item 5.02 above.

Important Additional Information about the Merger Transaction

Intermec plans to file with the SEC and mail to its stockholders a proxy statement in connection with the merger transaction. This current report of Form 8-K does not constitute a solicitation of any vote or approval. The proxy statement and other documents to be filed with the SEC related to the merger transaction will contain important information about Honeywell, the Merger Sub, Intermec, the merger transaction and related matters. Investors are urged to carefully read the proxy statement and other documents to be filed with the SEC in connection with the merger transaction or incorporated by reference into the proxy statement, when available. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Intermec through the website maintained by the SEC at www.sec.gov or by contacting Intermec Investor Relations at (425) 348-2600. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Intermec’s website at www.intermec.com (which website is not incorporated herein by reference).

Intermec and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Intermec’s stockholders in connection with the proposed merger transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Intermec’s executive officers and directors, including stockholdings, is included in Intermec’s definitive proxy statement for 2012. You can obtain free copies of this document from Intermec using the contact information above.

Forward-Looking Statements

Statements made in this current report on Form 8-K and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, payment of consideration regarding equity awards, the expected timing of the merger transaction and the potential effects of the merger transaction, including if it does not close.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this current report on Form 8-K, including: the ability to obtain regulatory approvals of the merger transaction on the proposed terms and schedule; the failure of Intermec’s stockholders to approve the merger transaction; disruption to our business, including customer, employee and supplier relationships resulting from the merger transaction; the effect of the merger transaction on pricing, spending, third-party relationships and revenues; and other factors described in Intermec’s reports filed with the SEC, including our annual report for the year ended December 31, 2011 and subsequent quarterly reports, filed with the SEC, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report on Form 8-K. Except to the extent required by law, Intermec disclaims any obligation to update any forward-looking statements after the distribution of this current report on Form 8-K, whether as a result of new information, future events, changes in assumptions, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMEC, INC. (Registrant)

Date: December 12, 2012	By:	/s/ YUKIO MORIKUBO
Yukio Morikubo Senior Vice President, General Counsel and Corporate Secretary